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EXHIBIT 21-SUBSIDIARIES OF THE REGISTRANT
------------------------------------------


                                    Percentage of
Owned by Registrant                 Voting Securities
-------------------                 -----------------

Mischer Enterprises, Inc. (Texas)          100%

City Pavers, Inc. d/b/a
 Mischer Paving & Utility Company,
 in the State of Texas (Delaware)          100%

Lajitas Utility Co., Inc. (Texas)          100%



The subsidiaries listed above are included in the Company's consolidated financial statements.